UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2016

Commission File Number: 001-37544

AmpliPhi Biosciences Corporation

(Exact name of Registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3579 Valley Centre Drive, Suite 100

San Diego, California 92130

(Address of principal executive offices)

(858) 829-0829

(Registrant’s Telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 25, 2016, we issued a press release announcing topline results from our Phase 1 trial to evaluate the safety and tolerability of AB-SA01, our proprietary investigational phage cocktail targeting Staphylococcus aureus (S. aureus) infections in patients suffering from chronic rhinosinusitis, or CRS. Enrollment in the trial has been completed and the Safety Monitoring Committee overseeing the trial has determined that AB-SA01 was well-tolerated by all nine patients and that there were no drug-related serious adverse events.

The Phase 1 clinical trial in CRS patients was initiated in January 2016 and was conducted at the Queen Elizabeth Hospital in collaboration with the University of Adelaide and Flinders University. Nine patients were enrolled in the trial and received AB-SA01 in one of three different dose regimens: Cohort 1—low dose, twice daily for seven days; Cohort 2—low dose, twice daily for 14 days; and Cohort 3—high dose, twice daily for 14 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2016	AmpliPhi Biosciences Corporation

	By:	/s/ Steve R. Martin
	Name:	Steve R. Martin
	Title:	Chief Financial Officer